EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Titan Energy Worldwide, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey W. Flannery, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 19341; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 10, 2012
/s/ Jeffrey W. Flannery
Jeffrey W. Flannery
Chief Executive Officer

1As disclosed herein, the Company’s Unaudited Condensed Financial Statements included in this filing have not been reviewed by an independent accountant with professional standards for conducting such reviews and accordingly the Company is not incompliance with Rule 8-03 of regulation S-X Upon a completion of a review the Company’s Unaudited Condensed Financial statements for the quarterly report period ended June 30, 2012, we will amend this filing.